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                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                              NEW YORK, 10022-3897

                                    --------

                               TEL: (212) 735-3000
                               FAX: (212) 735-2000
                             http://www.skadden.com


                                            November [    ], 1999

DLJdirect Mutual Funds
277 Park Avenue
New York, NY 10172

                  Re:   DLJdirect Mutual Funds
                        Registration on Form N-1A

Ladies and Gentlemen:

         We have acted as special counsel to DLJdirect Mutual Funds, a business trust formed under the Delaware Business Trust Act (the "Fund"), in connection with the issuance and sale by the Fund of an indefinite number of shares of the Fund's DLJdirect Choice Technology Fund common shares of beneficial interest, par value $.001 per share (the "Technology Shares"), and DLJdirect Strategic Growth Fund common shares of beneficial interest, par value $.001 per share (the "Growth Shares" and together with the Technology Shares, the "Shares"). DLJdirect Choice Technology Fund and DLJdirect Strategic Growth Fund are each a series of DLJdirect Mutual Funds.

         This opinion is being furnished in accordance with the requirements of
Item 23(i) of Form N-1A.

         In connection with this opinion, we have examined originals or copies (including facsimile transmission), certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form N-1A (File Nos. 333-84885 and 811-09531), as filed with the Securities and Exchange Commission (the "Commission")






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DLJdirect Mutual Funds
November [  ], 1999
Page 2

on August 10, 1999 under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended, and Pre-Effective Amendment No. 1 thereto, as filed with the Commission on October [ ], 1999
(such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the Agreement and Declaration of Trust of the Fund, as currently in effect; (iii) the By-Laws of the Fund, as currently in effect; (iv) the Distribution Agreement between the Fund and Donaldson, Lufkin & Jenrette Securities Corporation, as currently in effect (the "Distribution Agreement") and (v) certain resolutions of the Board of Trustees of the Fund relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Fund and such agreements, certificates of public officials, certificates of officers or other representatives of the Fund and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Fund, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Fund and others.






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DLJdirect Mutual Funds
November [  ], 1999
Page 3

         Members of our firm are admitted to the bar in the States of New York and Delaware, and we do not express any opinion as to any laws other than the Delaware Business Trust Act.

         Based upon and subject to the foregoing, we are of the opinion that when Pre-Effective Amendment No. 1 to the Registration Statement becomes effective, the issuance and sale of the Shares by the Fund thereunder will have been validly authorized and when issued and delivered against payment therefor as provided in the Distribution Agreement, such Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Counsel" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                                   Very truly yours,